UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2010

DAIS ANALYTIC CORPORATION

(Exact name of Registrant as specified in its charter)

New York	000-53554	14-760865
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11552 Prosperous Drive

Odessa, Florida 33556

(Address of principal executive offices) (Zip code)

(727) 375-8484

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items 1.01 and 2.03 Entry into a Material Definitive Agreement; Creation of a Direct Financial Obligation

On February 19, 2010, Dais Analytic Corporation (the “Company”) obtained $620,000 of financing from RBC Capital Markets Corporation Custodian for Leonard Samuels IRA (“RBC”) in the form of an unsecured, interest bearing note, due August 10, 2010 (the “Note”). The Note bears interest at 10% per annum.

In connection with the loan, The Company granted RBC the right to participate in subsequent financings of the Company until August 10, 2010 (the “Right of Participation”). The Right of Participation entitles RBC the right to participate in subsequent financings up to the unpaid amount of the Note in such applicable subsequent financing. The Company agreed not to incur additional debt exceeding $500,000 during the Term of the Note.

A copy of the Note is attached hereto as exhibit 4.1

On February 19, 2010, Dais Analytic Corporation (the “Company”) obtained $250,000 of financing from Leah-Kaplan and Leonard Samuels (“Samuels”) in the form of an unsecured, interest bearing note, due June 31, 2010 (the “Note”). The Note bears interest at 10% per annum.

In connection with the loan, The Company granted Samuels the right to participate in subsequent financings of the Company until June 31, 2010 (the “Right of Participation”). The Right of Participation entitles Samuels the right to participate in subsequent financings up to the unpaid amount of the Note in such applicable subsequent financing. The Company agreed not to incur additional debt exceeding $1,120,000 during the Term of the Note.

A copy of the Note is attached hereto as exhibit 4.2

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

4.1	Promissory Note, dated February 19, 2010, by the Company in favor of RBC Capital Markets Corporation Custodian for Leonard Samuels IRA.

4.2	Promissory Note, dated February 19, 2010, by the Company in favor of Leah-Kaplan and Leonard Samuels.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAIS ANALYTIC CORPORATION

February 23, 2010	By:	/s/ Timothy Tangredi
Timothy Tangredi
Chief Executive Officer, President and Chairman